Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES SECOND QUARTER 2015
FINANCIAL RESULTS

Midland, Texas, August 4, 2015 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the second quarter 2015.

Summary

•	Core drilling suspended in early 2015; resumed at a two-rig pace in July 2015

•	Oil and gas production of 16.6 MBOE/d

•	Adjusted net loss[1] (non-GAAP) of $12.8 million

•	EBITDAX[2] (non-GAAP) of $37 million

Financial Results for the Second Quarter of 2015

The Company reported a net loss for the second quarter of 2015 (“2Q15”) of $23.3 million, or $1.92 per share, as compared to net income of $9.3 million, or $0.77 per share, for the second quarter of 2014 (“2Q14”). Adjusted net loss1 (non-GAAP) for 2Q15 was $12.8 million, or $1.05 per share, as compared to adjusted net income1 (non-GAAP) of $18.2 million, or $1.50 per share, for 2Q14. Cash flow from operations for 2Q15 was $9 million as compared to $45.8 million for 2Q14. EBITDAX2 (non-GAAP) for 2Q15 was $37 million as compared to $81.5 million for 2Q14.

For the six months ended June 30, 2015, net loss attributable to Company stockholders was $41.6 million, or $3.42 per share, as compared to net income of $20.7 million, or $1.70 per share, for the same period in 2014. Adjusted net loss1 (non-GAAP) for the six-month period in 2015 was $33.6 million, or $2.76 per share, as compared to adjusted net income1 (non-GAAP) of $34.7 million, or $2.85 per share, for the same period in 2014. Cash flow from operations for the six-month period in 2015 was $28.6 million as compared to $125.1 million during the same period in 2014. EBITDAX2 (non-GAAP) for the six-month period in 2015 was $62.6 million as compared to $158.4 million for the same period in 2014.

The key factors affecting the comparability of financial results for 2Q15 versus 2Q14 were:

•
The downturn in commodity prices continues to have a significant impact on our business and results of operations. We suspended drilling operations in our core resource plays early in 2015 until well costs could adjust to a lower commodity price environment. We resumed drilling activities in July 2015 with one rig in the Delaware Basin and one rig in the Eagle Ford.

•
Oil and gas sales for 2Q15, excluding amortized deferred revenues, decreased $44.4 million compared to 2Q14. Price variances accounted for a $53.9 million decrease and production variances accounted for a $9.5 million increase. Average realized oil prices were $53.32 per barrel in 2Q15 versus $96.01 per barrel in 2Q14, average realized gas prices were $2.58 per Mcf in 2Q15 versus $4.49 per Mcf in 2Q14, and average realized natural gas liquids (“NGL”) prices were $15.30 per barrel in 2Q15 versus $31.55 per barrel in 2Q14. Oil and gas sales in 2Q15 also includes $1.7 million of amortized deferred revenue compared to $1.9 million in 2Q14 attributable to a volumetric production payment (“VPP”). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) increased 7% in 2Q15 as compared to 2Q14, with oil production increasing 8% to 12,363 barrels per day, gas production increasing 6% to 16,066 Mcf per day, and NGL production decreasing 1% to 1,560 barrels per day. Oil and NGL production accounted for approximately 84% of the Company’s total BOE production in 2Q15 and 2Q14. See accompanying tables for additional information about the Company’s oil and gas production.

•
Production costs in 2Q15 were $23.1 million versus $24.6 million in 2Q14 due primarily to lower production taxes associated with a decrease in oil and gas sales. Production costs on a BOE basis, excluding production taxes, decreased 3% to $13.02 per BOE in 2Q15 versus $13.41 per BOE in 2Q14.

•
Loss on derivatives for 2Q15 was $12.3 million (including a $1.8 million loss on settled contracts) versus a loss on derivatives in 2Q14 of $8.3 million (including a $3.5 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
General and administrative expenses for 2Q15 were $11.3 million versus $21.4 million for 2Q14. Of the $10.1 million reduction, changes in compensation expense attributable to the Company’s APO reward plans accounted for a net decrease of $7 million ($6.5 million in 2Q15 versus $13.5 million in 2Q14). The remainder was largely attributable to salary and personnel reductions implemented in the first quarter of 2015.

1 See “Computation of Adjusted Net Income (Loss) (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net income (loss) (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP).
2 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to EBITDAX (non-GAAP).

Balance Sheet and Liquidity

As of June 30, 2015, total long-term debt was $746.7 million, consisting of $147 million of secured debt under a revolving credit facility and $599.7 million of 7.75% Senior Notes due 2019. The borrowing base established by the banks under the credit facility and the aggregate lender commitment was $500 million at June 30, 2015. Liquidity, consisting of cash plus funds available on the bank credit facility, totaled $358.7 million. The Company’s liquidity position was supplemented during the quarter by the previously reported sale of 3,700 net acres in Burleson County, Texas for $22.1 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items Wednesday, August 5th at 1:30 p.m. CT (2:30 p.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 92552652 as the conference passcode. A replay will be available from 4:30 p.m. CT (5:30 p.m. ET) on August 5th until August 12th. To listen to the replay dial (855) 859-2056 and enter passcode 92552652.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Oil and gas sales	$68,662	$113,303	$127,232	$223,889
Midstream services	1,603	1,837	3,214	3,453
Drilling rig services	—	8,493	23	15,372
Other operating revenues	2,966	6,262	6,904	11,786
Total revenues	73,231	129,895	137,373	254,500

COSTS AND EXPENSES
Production	23,093	24,632	46,523	51,079
Exploration:
Abandonments and impairments	2,508	2,887	4,131	6,726
Seismic and other	105	225	971	1,708
Midstream services	534	490	933	1,024
Drilling rig services	1,620	5,482	3,496	10,338
Depreciation, depletion and amortization	42,121	38,950	84,775	75,205
Impairment of property and equipment	—	—	2,531	3,406
Accretion of asset retirement obligations	977	901	1,935	1,787
General and administrative	11,328	21,351	20,471	33,169
Other operating expenses	2,003	238	2,847	740
Total costs and expenses	84,289	95,156	168,613	185,182
Operating income (loss)	(11,058)	34,739	(31,240)	69,318

OTHER INCOME (EXPENSE)
Interest expense	(13,609)	(12,845)	(26,886)	(25,366)
Loss on derivatives	(12,300)	(8,324)	(7,668)	(13,365)
Other	871	1,049	1,564	1,889
Total other income (expense)	(25,038)	(20,120)	(32,990)	(36,842)
Income (loss) before income taxes	(36,096)	14,619	(64,230)	32,476
Income tax (expense) benefit	12,764	(5,292)	22,666	(11,757)
NET INCOME (LOSS)	$(23,332)	$9,327	$(41,564)	$20,719

Net income (loss) per common share:
Basic	$(1.92)	$0.77	$(3.42)	$1.70
Diluted	$(1.92)	$0.77	$(3.42)	$1.70
Weighted average common shares outstanding:
Basic	12,170	12,166	12,170	12,166
Diluted	12,170	12,166	12,170	12,166

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	June 30,	December 31,
	2015	2014
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$7,634	$28,016
Accounts receivable:
Oil and gas sales	25,262	36,526
Joint interest and other, net	4,802	14,550
Affiliates	307	322
Inventory	40,907	42,087
Deferred income taxes	9,389	6,911
Prepaids and other	3,655	4,208
	91,956	132,620
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,733,183	2,684,913
Pipelines and other midstream facilities	59,795	59,542
Contract drilling equipment	123,415	122,751
Other	20,465	20,915
	2,936,858	2,888,121
Less accumulated depreciation, depletion and amortization	(1,626,571)	(1,539,237)
Property and equipment, net	1,310,287	1,348,884

OTHER ASSETS
Debt issue costs, net	11,299	12,712
Investments and other	16,274	16,669
	27,573	29,381
	$1,429,816	$1,510,885

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$29,316	$93,650
Oil and gas sales	32,233	41,328
Affiliates	159	717
Fair value of derivatives	5,901	—
Accrued liabilities and other	19,139	20,658
	86,748	156,353
NON-CURRENT LIABILITIES
Long-term debt	746,728	704,696
Deferred income taxes	144,411	164,599
Asset retirement obligations	50,326	45,697
Deferred revenue from volumetric production payment	20,135	23,129
Accrued compensation under non-equity award plans	24,761	17,866
Other	477	751
	986,838	956,738
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,686
Retained earnings	202,328	243,892
Total stockholders' equity	356,230	397,794
	$1,429,816	$1,510,885

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(23,332)	$9,327	$(41,564)	$20,719
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	42,121	38,950	84,775	75,205
Impairment of property and equipment	—	—	2,531	3,406
Abandonments and impairments	2,508	2,887	4,131	6,726
Gain on sales of assets and impairment of inventory, net	(1,178)	(4,829)	(4,249)	(9,469)
Deferred income tax expense (benefit)	(12,764)	5,292	(22,666)	11,757
Non-cash employee compensation	5,770	12,950	7,084	16,374
Loss on derivatives	12,300	8,324	7,668	13,365
Cash settlements of derivatives	(1,767)	(3,454)	(1,767)	(4,591)
Accretion of asset retirement obligations	977	901	1,935	1,787
Amortization of debt issue costs and original issue discount	748	940	1,495	1,644
Amortization of deferred revenue from volumetric production payment	(1,723)	(1,947)	(3,501)	(3,957)
Other	404	—	404	—
Changes in operating working capital:
Accounts receivable	(1,528)	4,508	21,027	434
Accounts payable	(33)	(10,078)	(26,211)	(5,027)
Other	(13,469)	(18,007)	(2,472)	(3,306)
Net cash provided by operating activities	9,034	45,764	28,620	125,067
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(35,730)	(84,799)	(125,267)	(184,218)
Proceeds from volumetric production payment	249	256	507	552
Proceeds from sales of assets	27,745	4,794	32,740	73,773
Decrease (increase) in equipment inventory	(680)	8,134	1,027	11,523
Other	(515)	(175)	(9)	(133)
Net cash used in investing activities	(8,931)	(71,790)	(91,002)	(98,503)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	22,522	42,000	22,522
Repayments of long-term debt	—	—	—	(40,000)
Net cash provided by (used in) financing activities	—	22,522	42,000	(17,478)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	103	(3,504)	(20,382)	9,086
CASH AND CASH EQUIVALENTS
Beginning of period	7,531	39,213	28,016	26,623
End of period	$7,634	$35,709	$7,634	$35,709

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET INCOME (LOSS) (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net income (loss) is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net income (loss) is not an alternative to net income (loss) presented in conformity with GAAP.

The Company defines adjusted net income (loss) as net income (loss) before changes in fair value of derivatives, abandonments and impairments of property and equipment, net gain on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$(23,332)	$9,327	$(41,564)	$20,719
Loss on derivatives	12,300	8,324	7,668	13,365
Cash settlements of derivatives	(1,767)	(3,454)	(1,767)	(4,591)
Abandonments and impairments	2,508	2,887	4,131	6,726
Impairment of property and equipment	—	—	2,531	3,406
Net gain on sales of assets and impairment of inventory	(1,178)	(4,829)	(4,249)	(9,469)
Amortization of deferred revenue from volumetric production payment	(1,723)	(1,947)	(3,501)	(3,957)
Non-cash employee compensation	5,770	12,950	7,084	16,374
Other	404	—	404	—
Tax impact (a)	(5,775)	(5,043)	(4,342)	(7,911)
Adjusted net income (loss)	$(12,793)	$18,215	$(33,605)	$34,662

Adjusted earnings per share:
Diluted	$(1.05)	$1.50	$(2.76)	$2.85

Weighted average common shares outstanding:
Diluted	12,170	12,166	12,170	12,166

Effective tax rates	35.4%	36.2%	35.3%	36.2%
_______

(a)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net gain on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation, changes in fair value of derivatives and certain non-cash and unusual items.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$(23,332)	$9,327	$(41,564)	$20,719
Interest expense	13,609	12,845	26,886	25,366
Income tax expense (benefit)	(12,764)	5,292	(22,666)	11,757
Exploration:
Abandonments and impairments	2,508	2,887	4,131	6,726
Seismic and other	105	225	971	1,708
Net gain on sales of assets and impairment of inventory	(1,178)	(4,829)	(4,249)	(9,469)
Depreciation, depletion and amortization	42,121	38,950	84,775	75,205
Impairment of property and equipment	—	—	2,531	3,406
Accretion of asset retirement obligations	977	901	1,935	1,787
Amortization of deferred revenue from volumetric production payment	(1,723)	(1,947)	(3,501)	(3,957)
Non-cash employee compensation	5,770	12,950	7,084	16,374
Loss on derivatives	12,300	8,324	7,668	13,365
Cash settlements of derivatives	(1,767)	(3,454)	(1,767)	(4,591)
Other	404	—	404	—
EBITDAX (a)	$37,030	$81,471	$62,638	$158,396

The following table reconciles net cash provided by operating activities to EBITDAX:

Net cash provided by operating activities	$9,034	$45,764	$28,620	$125,067
Changes in operating working capital	15,030	23,577	7,656	7,899
Seismic and other	105	225	971	1,708
Cash interest expense	12,861	11,905	25,391	23,722
______	$37,030	$81,471	$62,638	$158,396

(a)
In March 2014, the company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties was $2.5 million for the six months ended June 30, 2014.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Oil and Gas Production Data:
Oil (MBbls)	1,125	1,042	2,304	2,053
Gas (MMcf)	1,462	1,379	2,868	2,793
Natural gas liquids (MBbls)	142	144	276	290
Total (MBOE)	1,511	1,416	3,058	2,809
Total (BOE/d)	16,601	15,559	16,895	15,517
Average Realized Prices (a) (b):
Oil ($/Bbl)	$53.32	$96.01	$48.56	$94.82
Gas ($/Mcf)	$2.58	$4.49	$2.61	$4.73
Natural gas liquids ($/Bbl)	$15.30	$31.55	$14.20	$35.65
Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements paid	$(1,767)	$(3,454)	$(1,767)	$(4,591)
Per unit produced ($/Bbl)	$(1.57)	$(3.31)	$(0.77)	$(2.24)
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,735	3,613	3,757	3,593
Other	3,080	3,306	3,100	3,385
Austin Chalk (c)	1,929	2,122	1,924	2,146
Eagle Ford Shale (c)	3,238	1,953	3,592	1,802
Other	381	457	356	417
Total	12,363	11,451	12,729	11,343
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	3,305	2,932	3,172	2,870
Other	6,391	6,588	6,596	6,861
Austin Chalk (c)	1,783	1,593	1,750	1,800
Eagle Ford Shale (c)	566	344	585	304
Other	4,021	3,697	3,742	3,596
Total	16,066	15,154	15,845	15,431
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	451	537	422	490
Other	802	732	782	816
Austin Chalk (c)	164	152	167	187
Eagle Ford Shale (c)	119	141	129	89
Other	24	20	25	20
Total	1,560	1,582	1,525	1,602

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
BOE:
Permian Basin Area:
Delaware Basin	4,738	4,639	4,707	4,561
Other	4,947	5,136	4,981	5,345
Austin Chalk (c)	2,390	2,540	2,383	2,633
Eagle Ford Shale (c)	3,451	2,151	3,819	1,942
Other	1,075	1,093	1,005	1,036
Total	16,601	15,559	16,895	15,517

Oil and Gas Costs ($/BOE Produced):
Production costs	$15.28	$17.40	$15.21	$18.18
Production costs (excluding production taxes)	$13.02	$13.41	$13.14	$14.14
Oil and gas depletion	$25.32	$25.20	$25.23	$24.57
______

(a)
Oil and gas sales includes $1.7 million for the three months ended June 30, 2015, $1.9 million for the three months ended June 30, 2014, $3.5 million for the six months ended June 30, 2015 and $4 million for the six months ended June 30, 2014 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. The calculation of average realized sales prices excludes production of 22,503 barrels of oil and 14,750 Mcf of gas for the three months ended June 30, 2015, 25,826 barrels of oil and 10,689 Mcf of gas for the three months ended June 30, 2014, 45,654 barrels of oil and 30,837 Mcf of gas for the six months ended June 30, 2015 and 52,421 barrels of oil and 22,622 Mcf of gas for the six months ended June 30, 2014 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2015 or 2014 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2015 and 2014 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Following is a recap of the average daily production related to interests in producing properties sold by the Company effective March 2014.

	Six Months Ended June 30,
	2015	2014
Average Daily Production:

Austin Chalk/Eagle Ford:
Oil (Bbls)	—	188
Natural gas (Mcf)	—	22
NGL (Bbls)	—	6
Total (BOE)	—	198

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2015. The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	MBbls	Price
Production Period:
3rd Quarter 2015	697	$55.65
4th Quarter 2015	592	$55.65
	1,289